UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      January 12, 2007

Matritech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 12, 2007, Matritech, Inc. and the holders of a majority of outstanding principal value of our 15% Secured Convertible Promissory Notes dated January 13, 2006 (the “Notes”) entered into a Consent to waive, for purposes of the January 2007 payment due under the Notes only, the volume trading limitation contained in the Stock Payments Conditions (as defined in the Notes) of the Notes. This Consent allowed us to pay all interest and principal due on the Notes in January 2007 in shares of our common stock and we have made those payments in shares of our common stock. A copy of the Consent is attached hereto as Exhibit 4.1 and incorporated herein by reference. The description of the Consent contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

4.1	Consent of Majority Holders of 15% Secured Convertible Promissory Notes dated January 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: January 19, 2007	By:	/s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Consent of Majority Holders of 15% Secured Convertible Promissory Notes dated January 13, 2006